UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2017

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 25, 2017, the Board of Directors (the “Board”) of Ciena Corporation (“Ciena”) adopted and approved Ciena’s Second Amended and Restated Bylaws (the “Amended Bylaws”). In addition to incorporating certain technical and administrative changes, the Amended Bylaws:

•
Enhance the information and disclosure requirements in connection with the “advance notice” provisions in Article I, Section 4; and

•
Implement proxy access by the addition of Article I, Section 12. Specifically, this section permits an “eligible stockholder” — i.e., a stockholder, or group of up to 20 stockholders, who owns at least three percent (3%) of Ciena’s outstanding common stock continuously for at least three years — to nominate and include in Ciena’s proxy materials individuals for election to the Board not to exceed the greater of two individuals or twenty percent (20%) of the Board, provided that the eligible stockholder and the nominee(s) satisfy the requirements specified in the Amended Bylaws.

The foregoing description is qualified in all respects by reference to the text of the Second Amended and Restated Bylaws of Ciena Corporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 3.1	Second Amended and Restated Bylaws of Ciena Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: January 27, 2017	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary